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               CONSENT OF FORTNER, BAYENS, LEVKULICH AND CO., P.C.

                                  EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS'



To Board of Directors
Front Range Capital Corporation


         We consent to the use in the Form 10-QSB of Front Range Capital Corporation for the quarterly period ended March 31, 2001 our report dated May 1, 2001 relating to the consolidated balance sheet of Front Range Capital Corporation and subsidiaries as of March 31, 2001 and the related consolidated statements of income, stockholders' equity and cash flows for the three-month period then ended.







                                    /s/ Fortner, Bayens, Levkulich & Co., P.C.

Denver, Colorado
May 14, 2001